Exhibit 5.1

January 7, 2010

China Information Security Technology, Inc.
21st Floor, Everbright Bank Building
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People’s Republic of China

Re:

Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for China Information Security Technology, Inc., a Nevada corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of (i) 1,652,033 shares of common stock, $0.01 par value per share, of the Company (the “Shares”), (ii) warrants (the “Warrants”) to purchase up to 813,008 shares of common stock of the Company, par value $0.01 per share (the “Warrant Shares”), (iii) the Warrant Shares, and (iv) 1,600,000 shares of Common Stock, par value $0.01 per share (the “Secondary Shares”), held by Mr. Jiang Huai Lin, as selling stockholder (the “Selling Stockholder”), in each case, pursuant to a Registration Statement on Form S-3 (such Registration Statement, as amended from time to time, is herein referred to as the “Registration Statement”) and the related Prospectus and Prospectus Supplement to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

The Shares and the Warrants are to be sold to certain purchasers (the “Purchasers”) pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”), between the Company and the Purchasers. The Warrant Shares are to be sold from time to time upon exercise of the Warrants to be issued by the Company to the Purchasers.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus therein, the Prospectus Supplement and we have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares, Warrants, Warrant Shares and Secondary Shares. We have also examined and relied upon originals or copies of such agreements, instruments, corporate records, certificates and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

Aspen Billings Boise Boulder Carson City Cheyenne Colorado Springs Denver Denver Tech Center Jackson Hole Las Vegas Reno Salt Lake City Santa Fe Washington, D.C.

China Information Security Technology, Inc. January 7, 2010 Page 2

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. The opinion expressed herein is limited to the laws of the State of Nevada. We express no opinion concerning the law of any other jurisdiction. This opinion is limited to the law in effect and the facts in existence as of the date of this letter. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion expressed herein.

Based upon and subject to the foregoing, we are of the opinion that:

1.

The Shares have been duly authorized and, when issued and paid for in accordance with the terms and conditions of the Securities Purchase Agreement, will be validly issued, fully paid and non-assessable.

2.

The Warrants have been duly authorized and, when issued and paid for in accordance with the terms and conditions of the Securities Purchase Agreement, will be validly issued, fully paid and non-assessable.

3.

The Warrant Shares have been duly authorized and, when issued and paid for in accordance with the provisions of the Warrants, will be validly issued, fully paid and non-assessable.

4.

The Secondary Shares, to be offered by the Selling Stockholder pursuant to the Registration Statement, have been duly authorized and legally issued and are fully paid and nonassessable.

China Information Security Technology, Inc. January 7, 2010 Page 3

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm, as counsel, under the heading “Legal Matters” in the Prospectus Supplement included in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very Truly Yours,

/s/ Holland & Hart LLP